UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2022

INTERDIGITAL, INC.

(Exact name of Registrant as Specified in Charter)

Pennsylvania	1-33579	82-4936666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Bellevue Parkway, Suite 300
Wilmington, Delaware 19809-3727
(Address of principal executive offices, Zip code)

(302) 281-3600

Registrant’s telephone number, including area code

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IDCC	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On May 27, 2022, InterDigital, Inc. (the “Company”) entered into an indenture (the “Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Pursuant to the Indenture, the Company issued $460 million in aggregate principal amount of 3.50% Senior Convertible Notes due 2027 (the “Notes”). The Notes bear interest at a rate of 3.50% per year, payable on June 1 and December 1 of each year. The Notes will mature on June 1, 2027, unless earlier redeemed, converted or repurchased.

The Notes will be convertible into cash up to the aggregate principal amount of the Notes to be converted and in respect of the remainder, if any, of the Company’s obligation in excess of the aggregate principal amount of the Notes being converted, pay or deliver, as the case may be, cash, shares of the Company’s common stock (“Common Stock”) or a combination thereof, at the Company’s election, at an initial conversion rate of 12.9041 shares of Common Stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $77.49 per share). The conversion rate, and thus the conversion price, may be adjusted under certain circumstances, including in connection with conversions made following fundamental changes and under other circumstances as set forth in the Indenture.

Prior to 5:00 p.m., New York City time, on the business day immediately preceding March 1, 2027, the Notes will be convertible only under the following circumstances: (1) on any date during any calendar quarter (and only during such calendar quarter) beginning after September 30, 2022 if the closing sale price of the Common Stock was more than 130% of the applicable conversion price on each applicable trading day for at least 20 trading days (whether or not consecutive) in the period of the 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter; (2) if the Company distributes to all or substantially all holders of the Common Stock any rights, options or warrants (other than in connection with a stockholder rights plan prior to separation of such rights from the shares of the Common Stock) entitling them to purchase, for a period of 45 calendar days or less from the issuance date for such distribution, shares of Common Stock at a price per share less than the average closing sale price for the ten consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such distribution; (3) if the Company distributes to all or substantially all holders of the Common Stock any cash or other assets, debt securities or rights to purchase the Company’s securities (other than pursuant to a rights plan), which distribution has a per share value exceeding 10% of the closing sale price of the Common Stock on the trading day immediately preceding the declaration date for such distribution; (4) if the Company engages in certain corporate transactions as described in the Indenture; (5) if the Company calls the Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; (6) during a specified period if a fundamental change (as defined in the Indenture) occurs; or (7) during the five consecutive business day period following any five consecutive trading day period in which the trading price for the Notes for each day during such five trading day period was less than 98% of the closing sale price of the Common Stock multiplied by the applicable conversion rate on each such trading day. Commencing on March 1, 2027, the Notes will be convertible in multiples of $1,000 principal amount, at any time prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date of the Notes.

The Company may not redeem the Notes prior to June 5, 2025. The Company may redeem for cash all or any portion of the Notes, at the Company’s option, on or after June 5, 2025, if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on and including the trading day preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding the redemption date. No sinking fund is provided for the Notes.

If a fundamental change (as defined in the Indenture) occurs, holders may require the Company to purchase all or a portion of their Notes for cash at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are the Company’s senior unsecured obligations and rank equally in right of payment with any of the Company’s current and any future senior unsecured indebtedness, including its 2.00% senior convertible notes due 2024 (the “2024 notes”). The Notes are effectively subordinated to all of the Company’s future secured indebtedness to the extent of the value of the related collateral, and the Notes are structurally subordinated to indebtedness and other liabilities, including trade payables, of the Company’s subsidiaries.

The events of default, which may result in the acceleration of the maturity of the Notes, include, among other things, failure to pay the principal on the Notes when due at maturity, failure to pay the fundamental change repurchase price payable when due, failure to pay interest on the Notes when due and the continuance of such default for a period of 30 days, failure by the Company to comply with its obligations under the Notes or the Indenture for a period of 60 days, failure to pay when due any indebtedness for borrowed money of the Company or any “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X) in excess of $25 million, certain judgments and certain events of bankruptcy or insolvency involving the Company or any significant subsidiary.

If an event of default involving bankruptcy or insolvency occurs and is continuing with respect to the Company, the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes will be automatically due and payable. If any other event of default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes to be due and payable.

The Company estimates that the net proceeds from the offering of the Notes will be approximately $450 million after deducting fees and estimated offering expenses. The Company used approximately $36 million of the net proceeds from the offering of the Notes and the proceeds from the sale of the warrant transactions (as defined below) to fund the cost of the convertible note hedge transactions (as defined below). The Company also used (i) approximately $285.2 million of the remaining net proceeds from the offering of the Notes to repurchase approximately $273.8 million in aggregate principal amount of its 2024 notes in privately negotiated transactions concurrently with the offering of the Notes; and (ii) approximately $75 million of the remaining net proceeds from the offering of the Notes to repurchase shares of Common Stock at $60.78 per share, the closing price of the stock on May 24, 2022, from institutional investors through one of the Initial Purchasers (as defined below) and its affiliate, as the Company’s agent, concurrently with the pricing of the Notes. The Company expects to use the remaining net proceeds for general corporate purposes, which may include, among other things, the redemption, repurchase or other retirement of any remaining 2024 notes.

The description of the Indenture and the Notes is qualified in its entirety by reference to the text of the Indenture, and the related form of Note, which are attached as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Purchase Agreement

On May 24, 2022, the Company entered into a purchase agreement (the “Purchase Agreement”) with BofA Securities, Inc. and Jefferies LLC, as representatives of the several initial purchasers named in Schedule I attached thereto (collectively, the “Initial Purchasers”), to issue and sell $400 million aggregate principal amount of Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. In addition, the Company granted the Initial Purchasers a 13-day option to purchase up to an additional $60 million aggregate principal amount of the Notes on the same terms and conditions which was exercised in full on May 25, 2022.

The Notes were sold in private placements to the Initial Purchasers pursuant to the exemption from the registration requirements afforded by Section 4(a)(2) of the Securities Act of 1933 (“Securities Act”). The Notes were resold by the Initial Purchasers to investors in transactions exempt from the registration requirements of the Securities Act pursuant to Rule 144A under the Securities Act.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the text of the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Convertible Note Hedge Transactions

On May 24, 2022 and May 25, 2022, in connection with the offering of the Notes, the Company entered into convertible note hedge transactions (the “convertible note hedge transactions”) with respect to its Common Stock with Barclays Capital Inc., Credit Suisse Capital LLC, Nomura Securities International, Inc., RBC Capital Markets, LLC and Wells Fargo Bank, National Association, as agent (the “Counterparties”). The convertible note hedge transactions cover, subject to customary anti-dilution adjustments, approximately 5.9 million shares of Common Stock, in aggregate, at a strike price that corresponds to the initial conversion price of the Notes, also subject to adjustment, and are exercisable upon conversion of the Notes.

The convertible note hedge transactions are intended generally to reduce the potential dilution to the Common Stock and/or offset any potential cash payments the Company is required to make in excess of the principal amount of the converted Notes, as the case may be, upon conversion of the Notes in the event that the market price per share of the Common Stock is greater than the strike price. The aggregate cost of the convertible note hedge transactions was $80.5 million.

The convertible note hedge transactions are separate transactions entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes have no rights with respect to the convertible note hedge transactions. The foregoing description of the convertible note hedge transactions is qualified in its entirety by reference to the form of the confirmation for the convertible note hedge transactions, which is attached as Exhibit 10.2 to this report and is incorporated herein by reference.

Warrant Transactions

On May 24, 2022 and May 25, 2022, the Company also entered into privately negotiated warrant transactions (the “warrant transactions”) with the Counterparties, whereby the Company sold to the Counterparties warrants to acquire, subject to customary anti-dilution adjustments, approximately 5.9 million shares of Common Stock at a strike price of approximately $106.37 per share, also subject to adjustment. As consideration for the warrants issued on May 24, 2022, the Company received $43.7 million in the aggregate.

If the market value per share of the Common Stock, as measured under the warrants, exceeds the strike price of the warrants at the time the warrants are exercisable, the warrants will have a dilutive effect on the Company’s earnings per share. The warrants were sold in separate transactions pursuant to the exemption from the registration requirements afforded by Section 4(a)(2) of the Securities Act. The foregoing description of the warrant transactions is qualified in its entirety by reference to the form of the confirmation for the warrant transactions, which is attached as Exhibit 10.3 to this report and is incorporated herein by reference.

The warrant transactions are separate transactions entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes have no rights with respect to the warrant transactions.

Partial Unwind Agreements

The Company has entered into partial unwind agreements (the “Unwind Agreements”) with Barclays Bank PLC, Deutsche Bank AG, London Branch and Goldman Sachs & Co. LLC (the “Existing Counterparties”), that amend the terms of the convertible note hedge agreements entered into on May 29, 2019 to reduce the number of options corresponding to the principal amount of 2024 notes that were repurchased. The Unwind Agreements also reduce the number of warrants exercisable under the terms of those certain warrants issued to the Existing Counterparties on May 29, 2019. The foregoing description of the Unwind Agreements is qualified in its entirety by reference to the form of the Unwind Agreement, which is attached as Exhibit 10.4 to this report and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated May 27, 2022, between InterDigital, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 3.50% Senior Convertible Note due 2027 (included in Exhibit 4.1).

10.1	Purchase Agreement, dated May 24, 2022, between InterDigital, Inc. and BofA Securities Inc. and Jefferies LLC, as representatives of the several initial purchasers named in Schedule I attached thereto.

10.2	Form of Convertible Note Hedge Transaction Confirmation.

10.3	Form of Warrant Transaction Confirmation.

10.4	Form of Unwind Agreement.

99.1	Launch Press Release, dated May 24, 2022.

99.2	Pricing Press Release, dated May 25, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2022

INTERDIGITAL, INC.

By:	/s/ Joshua D. Schmidt
Name:	Joshua D. Schmidt
Title:	Chief Legal Officer and Corporate Secretary